UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NuStar Energy L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUSTAR ENERGY L.P.
19003 IH-10 West
San Antonio, Texas 78257

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF UNITHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Format relates to the proxy statement of NuStar Energy L.P. (NuStar Energy), dated March 10, 2020, furnished to unitholders of NuStar Energy in connection with the solicitation of proxies by the Board of Directors of NuStar GP, LLC, the general partner of NuStar Energy's general partner, for use at NuStar Energy's Annual Meeting of Unitholders to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to unitholders on or about April 2, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF FORMAT
OF ANNUAL MEETING OF UNITHOLDERS
TO BE HELD ON APRIL 28, 2020

Due to the public health impact of the coronavirus pandemic and to support the health and well-being of our unitholders and other stakeholders, NOTICE IS HEREBY GIVEN that the format of the 2020 Annual Meeting of Unitholders (the 2020 Annual Meeting) of NuStar Energy L.P. (NuStar Energy) has been changed. As previously announced, the 2020 Annual Meeting will be held on Tuesday, April 28, 2020 at 11:00 a.m., Central Time. In light of public health concerns regarding the coronavirus pandemic, the 2020 Annual Meeting has been changed to a virtual format and will be held via live webcast. You will not be able to attend the 2020 Annual Meeting in person.

As described in the previously distributed proxy materials for the 2020 Annual Meeting, holders of record of our outstanding (as defined in our partnership agreement) common units and Series D preferred units (voting on an as-converted basis) as of the close of business on March 2, 2020, the record date, are entitled to participate in the 2020 Annual Meeting. To be admitted to the 2020 Annual Meeting at www.virtualshareholdermeeting.com/NS2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the 2020 Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the 2020 Annual Meeting. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in location and may continue to be used to vote your units in connection with the 2020 Annual Meeting.

By order of the Board of Directors,

Michelle S. Miller
Vice President, Assistant General Counsel
and Corporate Secretary

April 2, 2020

The 2020 Annual Meeting on April 28, 2020 at 11:00 a.m. Central Time will be accessible at at www.virtualshareholdermeeting.com/NS2020.  NuStar Energy's proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.